Exhibit 99.1

Midwest Air Group, Inc.
6744 South Howell Avenue
Oak Creek, Wisconsin 53154
414-570-4000
www.midwestairlines.com
Traded: AMEX (MEH)

Media Inquiries: Carol Skornicka, 414-570-3980 (o), 414-303-6516 (c) or Carol.Skornicka@midwestairlines.com

Analyst/Investor Inquiries: Dennis O’Reilly, 414-570-3954 (o) or Dennis.O’Reilly@midwestairlines.com

FOR IMMEDIATE RELEASE

April 4, 2007

MIDWEST RESPONDS TO AIRTRAN’S REQUESTS FOR SHAREHOLDER LIST

Milwaukee, Wisconsin, April 4, 2007 – Midwest Air Group, Inc. (AMEX: MEH), parent company of Midwest Airlines, today responded to requests from two affiliates of AirTran Holdings, Inc. (NYSE: AAI) for the shareholder list for Midwest’s 2007 annual meeting.

In accordance with Wisconsin law, Midwest will make the list of shareholders entitled to notice of the annual meeting available for inspection by any shareholder of record two business days after Midwest gives notice of its 2007 annual meeting. That notice will accompany the proxy statement for the 2007 annual meeting. Midwest expects to mail the notice and proxy statement following completion by the Securities and Exchange Commission of its review of the preliminary proxy materials filed by Midwest on March 30, 2007.

Midwest’s response to the affiliates of AirTran follows.

Richard P. Magurno

Corporate Secretary

Galena Acquisition Corp.

AirTran New York, LLC

9955 AirTran Boulevard

Orlando, FL  32827

Dear Mr. Magurno:

In response to your letters dated April 4, 2007, please be advised that Midwest Air Group, Inc. (the “Company”) has not yet given the notice of its 2007 annual meeting of shareholders required by Section 180.0705 of the Wisconsin Business Corporation Law. The suggestion in the AirTran news release earlier today that the Company’s public announcement of the annual meeting date triggered shareholders’ rights to review the shareholder list is mistaken. The rights that our shareholders have to review the shareholder list will begin two business days after the Company mails its notice of meeting and proxy statement to shareholders. We expect to do so following completion of the review by the Securities and Exchange Commission of the preliminary proxy materials we filed last week. Accordingly, the Company will not be making available the shareholder list for that meeting on either April 6, 2007 or April 11, 2007, as demanded in your letters.

Very truly yours,

/s/ Carol N. Skornicka

Carol N. Skornicka
Senior Vice President-Corporate Affairs,
Secretary and General Counsel

Midwest Airlines features jet service throughout the United States, including Milwaukee’s most daily nonstop flights and best schedule to major destinations. Catering to business travelers and discerning leisure travelers, the airline earned its reputation as “The best care in the air” by providing passengers with impeccable service and onboard amenities at competitive fares. Both Skyway Airlines, Inc. – a wholly owned subsidiary of Midwest Airlines – and SkyWest Airlines operate as Midwest Connect and offer service to and connections through Midwest Airlines’ hubs. Together, the airlines offer service to 50 cities. More information is available at http://www.midwestairlines.com.

Important Additional Information

The Board of Directors of Midwest (“Board of Directors”) will be soliciting proxies for use at the 2007 Annual Meeting of Shareholders, or at any adjournment or postponement thereof, to vote in favor of a slate of directors to be nominated by the Board of Directors and to vote on any other matters that properly come before the 2007 Annual Meeting. Midwest has filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with this solicitation of proxies for the 2007 Annual Meeting and will be filing a definitive proxy statement with the SEC (the “2007 Proxy Statement”). Promptly after filing the definitive 2007 Proxy Statement with the SEC, Midwest will mail the 2007 Proxy Statement and a WHITE Proxy Card to each Midwest shareholder entitled to vote at the Annual Meeting. Midwest has engaged MacKenzie Partners, Inc. (“MacKenzie”) to assist it in soliciting proxies from its shareholders. Midwest has agreed to pay customary compensation to MacKenzie for such services and to indemnify MacKenzie and certain related persons against certain liabilities relating to or arising out of the engagement. Directors, officers and employees of Midwest may solicit proxies, although no additional compensation will be paid to directors, officers or employees for such services.

Midwest has filed a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) and amendments thereto regarding AirTran’s exchange offer that contain information regarding members of the Board of Directors’ and members of management’s potential interests in the exchange offer. Information regarding securities ownership by certain members of the Board of Directors and certain members of management as of February 19, 2006 is contained in Midwest’s proxy statement for its 2006 Annual Meeting of Stockholders, dated as of March 23, 2006 (the “2006 Proxy Statement”) and will be contained in the 2007 Proxy Statement. Midwest shareholders should read the Schedule 14D-9 and the 2007 Proxy Statement when it is filed with the SEC (including any amendments to such documents) because these documents contain (or will contain) important information. The 2007 Proxy Statement (when filed), the 2006 Proxy Statement, the Schedule 14D-9 and other public filings made by Midwest with the SEC are available without charge from the SEC’s Web site at sec.gov and from Midwest at midwestairlines.com.

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